UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 28, 2013 (the “Effective Date”), Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), repurchased from Omega Charitable Partnership, L.P. (“Omega”) $5,000,000 principal amount of the Company’s 10.50% Contingent Convertible Senior Notes Due 2027 (CUSIP 45779LAA5) (the “Omega Notes”), pursuant to a letter agreement, dated as of the Effective Date, by and between the Company and Omega (the “Omega Letter Agreement”).

Under the Omega Letter Agreement, the purchase price paid by the Company to Omega for the Omega Notes was $5,237,708, representing the $5,000,000 principal amount of the Omega Notes plus $237,708 in accrued and unpaid interest under the Omega Notes.  As a result of the Company’s repurchase of the Omega Notes, Omega has no further rights and the Company has no further obligations whatsoever under the Omega Notes.

The Omega Letter Agreement contained customary representations, warranties and conditions to closing the transactions contemplated thereunder.

The foregoing description of the Omega Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Omega Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Letter Agreement, dated October 28, 2013, by and between Institutional Financial Markets, Inc. and Omega Charitable Partnership, L.P.

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: October 30, 2013	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr.
Executive Vice President, Chief Financial Officer and Treasurer